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                                                                    EXHIBIT 99.2

                                                Filed pursuant to Rule 424(b)(-)
                                       Registration Statement No. 333-[________]
Pricing Supplement No - Dated ______, 200_
(To Prospectus dated -, and
Prospectus Supplement dated -)
                                                                CUSIP:__________

                                  [INSERT LOGO]

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY
                            ING(SM) USA CORENOTES(R)
                                 ISSUED THROUGH
                  ING USA GLOBAL FUNDING TRUST - (THE "TRUST")

      The description in this pricing supplement of the particular terms of the ING(SM) USA CoreNotes(R) offered hereby, and the Funding Agreement (specified below) issued by ING USA Annuity and Life Insurance Company ("ING USA") to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1.    THE NOTES

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Principal Amount:                          Purchasing Agent Discount:

Issue Price:                               Original Issue Date:

Net Proceeds to the Trust:                 Stated Maturity Date:
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Interest Payment Dates:

Initial Interest Payment Date:

Regular Record Date: [15 calendar days prior to the Interest Payment Date]

Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

      Fixed Rate Notes: [ ] Yes [ ] No. If Yes,

            Interest Rate:

      Floating Rate Notes: [ ] Yes [ ] No. If Yes,

            Regular Floating Rate Notes: [ ] Yes [ ] No. If Yes,
                  Interest Rate:
                  Interest Rate Basis(es):

            Floating Rate/Fixed Rate Notes: [ ] Yes [ ] No. If Yes,
                  Floating Interest Rate:
                  Interest Rate Basis(es):
                  Fixed Interest Rate:
                  Fixed Rate Commencement Date:

            Fixed Rate/Floating Rate Notes: [ ] Yes [ ] No. If Yes,
                  Fixed Interest Rate:
                  Floating Interest Rate:
                  Interest Rate Basis(es):
                  Floating Rate Commencement Date:

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"ING(SM)" is a service mark of ING Groep N.V. and is used under license.
"CoreNotes(R)" is a registered service mark of Merrill Lynch & Co., Inc.

            Initial Interest Rate, if any:

            Initial Interest Reset Date:

            Interest Rate Basis(es). Check all that apply:

                  [ ] CD Rate                         [ ] CMT Rate
                  [ ] Commercial Paper Rate           [ ] LIBOR
                  [ ] Prime Rate                      [ ] Treasury Rate
                  [ ] Other (See Attached)

                  If LIBOR: [ ] LIBOR Reuters Page  [ ] LIBOR Moneyline Telerate
                                                        Page
                            LIBOR Currency:

                  If CMT Rate:

                            Designated CMT Telerate Page:
                                 If 7052: [ ] Weekly Average [ ] Monthly Average
                            Designated CMT Maturity Index:

                  Index Maturity:

                  Spread (+/-):

                  Spread Multiplier:

                  Interest Reset Date(s):

                  Interest Rate Determination Date(s):

                  Maximum Interest Rate, if any:

                  Minimum Interest Rate, if any:

Calculation Agent: Citibank, N.A.

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Note: [ ]Yes [ ] No. If Yes,
      Total Amount of Discount:
      Initial Accrual Period of Discount:
      Additional/Other Terms:

Terms of Survivor's Option:

      Annual Put Limitation:       [ ] $2,000,000 or 2%; or
                                   [ ] $_______ or __%
      Individual Put Limitation:   [ ] $250,000; or
                                   [ ] $______
      Trust Put Limitation:        [ ] 2%; or

                                   $______

Redemption Provisions: [ ]Yes [ ] No. If Yes,
      Initial Redemption Date:
      Redemption:       [ ] In whole only and not in part
                        [ ] May be in whole or in part Additional/Other
      Terms:

Repayment: [ ] Yes [ ] No. If Yes,
      Repayment Date(s):
      Repayment Price:
      Repayment: [ ] In whole only and not in part
                 [ ] May be in whole or in part

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      Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Securities Exchange Listing: [ ] Yes [ ] No. If Yes, Name of Exchange:__________

Authorized Denominations: $1,000

Ratings:

      The Notes issued under the Program are rated AA by Standard & Poor's ("S&P") and aa- by A.M. Best Company ("A.M. Best"). ING USA expects the Notes to be rated Aa3 by Moody's Investors Service, Inc. ("Moody's").

Purchasing Agent Purchasing Notes as Principal: [ ] Yes [ ] No. If Yes,

                 Purchasing Agent                        Principal Amount

                 _______________________________________________________________
                 Total:

State of Organization of the Trust: Illinois

Additional/Other Terms:

Special Tax Considerations:

2.    THE FUNDING AGREEMENT

Funding Agreement Issuer: ING USA Annuity and Life Insurance Company

Funding Agreement No.:

Deposit:

Net Deposit:

Effective Date:

Stated Maturity Date:

Interest Payment Dates:

Initial Interest Payment Date:

Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

      Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

            Interest Rate:

      Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

            Regular Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
                  Interest Rate:
                  Interest Rate Basis(es):

            Floating Rate/Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
                  Floating Interest Rate:
                  Interest Rate Basis(es):
                  Fixed Interest Rate:
                  Fixed Rate Commencement Date:

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            Fixed Rate/Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
                  Fixed Interest Rate:
                  Floating Interest Rate:
                  Interest Rate Basis(es):
                  Floating Rate Commencement Date:

            Initial Interest Rate, if any:

            Initial Interest Reset Date:

            Interest Rate Basis(es). Check all that apply:
                  [ ] CD Rate                            [ ] CMT Rate
                  [ ] Commercial Paper Rate              [ ] LIBOR
                  [ ] Prime Rate                         [ ] Treasury Rate
                  [ ] Other (See Attached)

                  If LIBOR: [ ] LIBOR Reuters Page  [ ] LIBOR Moneyline Telerate
                                                        Page
                            LIBOR Currency:

                  If CMT Rate:

                        Designated CMT Telerate Page:
                             If 7052: [ ] Weekly Average [ ] Monthly Average
                        Designated CMT Maturity Index:

            Index Maturity:

            Spread (+/-):

            Spread Multiplier:

            Interest Reset Date(s):

            Interest Rate Determination Date(s):

            Maximum Interest Rate, if any:

            Minimum Interest Rate, if any:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Funding Agreement: [ ]Yes [ ] No. If Yes,
      Total Amount of Discount:
      Initial Accrual Period of Discount:
      Additional/Other Terms:

Terms of Survivor's Option:
      Annual Put Limitation:          [ ] $2,000,000 or 2%; or
                                      [ ] $_______ or __%
      Individual Put Limitation:      [ ] $250,000; or
                                      [ ] $______
      Trust Put Limitation:           [ ] 2%; or

                                      $______

Redemption Provisions: [ ]Yes [ ] No. If Yes,
      Initial Redemption Date:
      Redemption:       [ ] In whole only and not in part
                        [ ] May be in whole or in part
      Additional/Other Terms:

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Repayment: [ ]Yes [ ] No. If Yes,
      Repayment Date(s):
      Repayment Price:
      Repayment:         [ ] In whole only and not in part
                         [ ] May be in whole or in part
      Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Ratings:

      The Funding Agreement issued under the Program is rated AA by S&P. ING USA expects the Funding Agreement to be rated Aa3 by Moody's.

Additional/Other Terms:

Special Tax Considerations: